UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported):
                                 August 25, 2005

                               PLIANT CORPORATION
                --------------------------------------------------
               (Exact name of company as specified in its charter)


    Utah                         333-40067                     87-0496065
---------------           ------------------------        ----------------------
(State or other           (Commission file number)            (IRS Employer
 jurisdiction                 of incorporation)           Identification Number)

                         1475 Woodfield Road, Suite 700
                              Schaumburg, IL 60173
               (Address of principal executive offices) (Zip Code)

                                 (847) 969-3300
                (Company's telephone number, including area code)

                                      N.A.
          (Former name or former address if changed since last report)

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Pliant Corporation announced on August 31, 2005 that Joseph J. Kwederis, 59, was appointed Chief Financial Officer. Mr. Kwederis will receive an annual base salary of $225,000 and will participate in all bonus and incentive plans or arrangements which may be provided by Pliant Corporation from time to time to its senior executives, with award opportunities commensurate with this position. Mr. Kwederis joined Pliant Corporation in February, 2005 as Senior Vice President, Finance and has distinguished himself in that role by providing leadership to the financial organization and to Pliant. Most recently, Mr. Kwederis was Senior Vice President/Chief Financial Officer of Dura-Line Corporation from 1999 to 2004, and Vice President of Finance for International Wire Group from 1996 to 1999. From 1974 until 1996, Mr. Kwederis held positions of increasing responsibility in Accounting and Finance at General Cable Corporation. Mr. Kwederis holds a BS in Accounting from Rutgers University and an MBA from the University of Connecticut.

ITEM 9.01. FINANCIAL STATEMENT AND EXHIBITS

(c) The following items are included as Exhibits to this report

99.1   Press Release dated August 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       PLIANT CORPORATION


Date: August 31, 2005                  By: /s/ Harold C. Bevis
                                           -------------------------------------
                                           Harold C. Bevis
                                           President and Chief Executive Officer